AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2006

                           REGISTRATION NO. 333-______
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                            NETSOL TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)


        Nevada                        2834                    95-4627685
(State or Other Jurisdiction    (Primary Standard            (IRS Employer
of Incorporation                Industrial Classification    Identification
or Organization)                "SIC" Code Number)              Number)

                             ---------------------
                        23901 Calabasas Road, Suite 2072
                               Calabasas, CA 91302
                              Phone: (818) 222-9195
                               Fax: (818) 222-9197

          (Address including the zip code & telephone number including area code, of registrant's principal executive office)

           NETSOL TECHNOLOGIES, INC. 2004 INCENTIVE STOCK OPTION PLAN

                                  NAEEM GHAURI
                             CHIEF EXECUTIVE OFFICER
                            NETSOL TECHNOLOGIES, INC.
                        23901 Calabasas Road, Suite 2072
                               Calabasas, CA 91302
                              Phone: (818) 222-9195
                               Fax: (818) 222-9197

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------
                                   COPIES TO:

                              PATTI L. W. MCGLASSON
                         CORPORATE COUNSEL AND SECRETARY
                            NETSOL TECHNOLOGIES, INC.
                        23901 Calabasas Road, Suite 2072
                               Calabasas, CA 91302
                              Phone: (818) 222-9195
                               Fax: (818) 222-9197
                               ------------------

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






                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM         PROPOSED MAXIMUM
          TITLE OF SECURITIES             AMOUNT TO BE    OFFERING PRICE PER       AGGREGATE OFFERING             AMOUNT OF
           TO BE REGISTERED              REGISTERED(1)         SHARE(2)                  PRICE               REGISTRATION FEE(2)
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
Common Stock, par value $0.001 per        5,000,000             $2.03                 $10,150,000                 $1,187.55
   share



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(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the
     "Securities Act"), this registration statement includes shares issuable upon any stock split, stock dividend or similar transaction effected without the registrant's receipt of consideration with respect to the shares covered hereby are also being registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 in accordance with Rule 428 of the Securities Act and the Note in the Instructions to Part I of Form S-8. The documents specified in this Part I will be sent or given to employees as specified by rule 428(b)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents which have been filed by the Registrant with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this registration statement as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2005.

      (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarterly period ended September 30, 2005 and, December 31, 2005.

      (c) The Registrant's Current Reports on Form 8-K filed on March 17, 2006 and March 22, 2006.


      (d) The Registrant's Definitive Proxy Statement filed with the SEC on March 3, 2006.

      All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents with the SEC. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.


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



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The audited financial statements for our company for the fiscal years June 30, 2005 and June 30, 2004 which are incorporated by reference into this prospectus are reliant on the reports of Kabani & Company, Inc., independent certified public accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting The audited financial statements for our company as of the fiscal years ended June 30, 2005 and June 30, 2004 also included in this prospectus are also reliant on the reports of Saeed Kamran Patel & Co., Chartered accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

The audited financial statements for CQ Systems Ltd as of the year ended March 31, 2004 which are incorporated by reference in this prospectus are reliant on the reports of CMB Partnership, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

Patti L. W. McGlasson, Esq., counsel for our Company, has passed on the validity of the securities being offered hereby.

Kabani & Company, Inc. was not hired on a contingent basis, nor will it receive a direct of indirect interest in the business of the issuer. Neither Kabani & Company, Inc. nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Saeed Kamran Patel & Co, was not hired on a contingent basis, nor will it receive a director or indirect interest in the business of the issuer. Neither Saeed Kamran Patel & Co, nor its principals are, or will be, a promoter, underwriter, voting trustee, director, or officer of employee of NetSol. CMB Partnership was not hired on a contingent basis by CQ, nor will it receive a direct or indirect interest in the business of issuer. Neither CMB Partnership nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Patti L. W. McGlasson is an officer and employee of NetSol. She has received, as part of her compensation with NetSol, options to purchase and grants of shares of common stock. As of April 7, 2006, Ms. McGlasson is the holder of 20,000 shares of common stock of NetSol and options to purchase 5,000 shares at the exercise price of $3.00 per share; 20,000 shares at the exercise price of $2.65 and 30,000 shares at the exercise price of $5.00 per share. These options expire in March 2009. Ms. McGlasson is not nor is it intended that she will be a promoter, underwriter, voting trustee or, director of NetSol.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that we are permitted to indemnify. Our Bylaws it to indemnify such parties to the fullest extent permitted by Nevada law.

      Nevada corporation law permits us to indemnify our directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

      In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the corporation unless, and only to the extent that, the court in which the action was brought so determines.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

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





ITEM 8.  EXHIBITS

   4.1          Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement on Form 8-A, as amended, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
   5.1          Opinion of Patti L. W. McGlasson, Esq.
   23.1         Consent of Kabani & Company with respect to the financial
                statements of the Registrant.
   23.2         Consent of Saeed Kamran & Patel
   23.3         Consent of CMB Partnership
   99.1(1)      2004 Employee Stock Option Plan.

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(1) Previously filed as an exhibit to the Registrant's Definitive Proxy
Statement filed February 7, 2005, and incorporated herein by reference.

ITEM 9.  REQUIRED UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            Provided, however, That:

            (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (section
                  239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) that are incorporated by reference in the registration statement; and,

            (B) Paragraphs (a)(1)(i), (a)(1`)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on From S-3 (section w239.13 of this chapter) or Form F-3(section
                  239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to rule 424(b) (section 230.424(b) of this chapter) that is part of the registration statement.

            (C)   Provided further, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (section
                  239.11 of this chapter) or Form S-3 (section 239.13 of this chapter) and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (section 229.1100(c).

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

            (2) That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) If the registrant is relying on Rule 430B (section
            230.430B of this Chapter)

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (section 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) (section 230.424(b)(2)
                        (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
                        (vii), or (x) (section 230.415(a)(1)(i), (vii), or (x)
                        of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement, relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

                  (ii) If the registrant is subject to Rule 430C (section
            230.430C of this chapter) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A(section 230.430A of this chapter), shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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





                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 7th day of April, 2006.

                                 NETSOL TECHNOLOGIES, INC.


                                 By:         /s/ NAEEM GHAURI
                                      ------------------------------------------
                                       NAEEM GHAURI
                                       Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Naeem Ghauri, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of Intrusion Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME AND SIGNATURE                               TITLE                                          DATE
             ------------------                               -----                                          ----

/s/ Naeem Ghauri                                     Director and Chief Executive Officer                 April 7, 2006
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/s/ Najeeb U. Ghauri                                 Director and Chairman                                April 7, 2006
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/s/Tina Gilger                                       Chief Financial Officer                              April 7, 2006
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/s/ Derek Soper                                      Director                                             April 7, 2006
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/s/ Salim Ghauri                                     Director and President                               April 7, 2006
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/s/ James Moody                                      Director                                             April 7, 2006
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/s/ Eugen Beckert                                    Director                                             April 7, 2006
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/s/ Shahid Javed Burki                               Director                                             April 7, 2006
--------------------------------------------




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